UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Healthcare Trust, Inc.’s (the “Company”) 2016 annual meeting of stockholders (the “Annual Meeting”) was initially called to order on June 9, 2016 and was adjourned for lack of quorum. The Annual Meeting was reconvened on June 17, 2016, June 22, 2016, June 29, 2016 and July 1, 2016. At the reconvened Annual Meeting on July 1, 2016, there were present, in person or by proxy, stockholders holding an aggregate of 43,777,055 shares of the Company’s common stock, out of a total number of 87,204,148 shares of the Company’s common stock issued and outstanding and entitled to vote at the reconvened Annual Meeting.

At the reconvened Annual Meeting on July 1, 2016, stockholders voted on (i) the election of William M. Kahane, Leslie D. Michelson, Randolph C. Read, Edward G. Rendell and Elizabeth K. Tuppeny to the Company’s Board of Directors for one-year terms until the 2017 annual meeting of stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The stockholders elected all five nominees for director and ratified the appointment of KPMG. No other proposals were submitted to a vote of the Company’s stockholders at the reconvened Annual Meeting. The full results of the matters voted on at the reconvened Annual Meeting are set forth below:

Proposal 1 – Election of Directors

Nominee	Votes For	Votes Against	Abstain	Broker Non- Votes
William M. Kahane	40,148,669	1,741,629	1,886,757	*
Leslie D. Michelson	40,591,107	1,290,866	1,895,082	*
Randolph C. Read	40,573,890	1,251,375	1,951,790	*
Edward G. Rendell	39,793,490	2,037,046	1,946,519	*
Elizabeth K. Tuppeny	40,613,852	1,283,898	1,879,305	*

Proposal 2 – Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,186,225	904,883	1,685,947	*

*	No broker non-votes were recorded in connection with Proposal No. 1 or Proposal No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: July 1, 2016	By:	/s/ Katie P. Kurtz
Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary